Exhibit 4.3

_____________________________________________________________________________________________________

SPIRE INC.

FIRST SUPPLEMENT TO MASTER NOTE PURCHASE AGREEMENT

Dated as of March 15, 2017

Re: $100,000,000 3.93% Series 2017 Senior Notes, Tranche C
due 2027

___________________________________________________________________________________

SPIRE INC.
Dated as of March 15, 2017
To the Purchaser(s) named in
Schedule A hereto
Ladies and Gentlemen:
This First Supplement to Master Note Purchase Agreement (this "First Supplement") is between SPIRE INC., a Missouri corporation (the "Company"), and the institutional investors named on Schedule A attached hereto (the "Purchasers").

Reference is hereby made to that certain Master Note Purchase Agreement dated as of June 20, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the "Note Purchase Agreement") between the Company and the purchasers listed on Schedule A thereto. All capitalized definitional terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 1.3 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Purchaser(s) as follows:

1.The Company has authorized the issue and sale of $100,000,000 aggregate principal amount of its 3.93% Series 2017 Senior Notes, Tranche C, due March 15, 2027 (the "Series 2017 Notes"). The Series 2017 Notes, together with the Series 2016 Notes initially issued pursuant to the Note Purchase Agreement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 1.3 of the Note Purchase Agreement, are collectively referred to as the "Notes" (such term shall also include any such notes issued in, substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2017 Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchaser(s) and the Company.

2.Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Company, Series 2017 Notes in the principal amount set forth opposite such Purchaser's name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.

3.The sale and purchase of the Series 2017 Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler I2LP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the "Closing") on March 15, 2017 or on such other Business Day thereafter on or prior to March 17, 2017 as may be agreed upon by the

Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Series 2017 Notes to be purchased by such Purchaser in the form of a single Series 2017 Note (or such greater number of Series 2017 Notes in denominations of at least $150,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company, with wire instructions to be provided by the Company to the Purchaser at least three Business Days prior to the. Closing date in accordance with Section 4. If, at the Closing, the Company shall fail to tender such Series 2017 Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at such Purchaser's election, be relieved of all further obligations under this First Supplement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
4.    Each Purchaser's obligation to purchase and pay for the Series 2017 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to or at the Closing, of the conditions set forth in Exhibit A hereto.
5.    The obligation of each Purchaser to purchase and pay for the Series 2017 Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser's satisfaction, prior to the Closing, of the following conditions:

(a)The representations and warranties set forth in Exhibit B hereto, amend and supersede the representations and warranties set forth in Section 5 of the Note Purchase Agreement. Each of such representations and warranties shall be correct as of the date of Closing and the Company shall have delivered to each Purchaser an Officer's Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

(b)The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold at the Closing pursuant to this First Supplement.
6.    (a) The entire unpaid principal balance of the Series 2017 Notes shall be due and payable on the stated maturity date thereof.
(b)    For the purposes of the Note Purchase Agreement and this First Supplement, the term "Make-Whole Amount" means with respect to any Series 2017 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2017 Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings with respect to such Series 2017 Note:

"Called Principal" means, with respect to any Series 2017 Note, the principal of such Series 2017 Note that is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 to the Note Purchase Agreement, as the context requires.
"Discounted Value" means, with respect to the Called Principal of any Series 2017 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2017 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
"Reinvestment Yield" means, with respect to the Called Principal of any Series 2017 Note, 0.5% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities ("Reported") having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average. Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then "Reinvestment Yield" means, with respect to the Called Principal of any Series 2017 Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2017 Note.
"Remaining Average Life" means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
"Remaining Scheduled Payments" means, with respect to the Called Principal of any Series 2017 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Series 2017 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 of the Note Purchase Agreement or Section 12.1 of the Note Purchase Agreement.
"Settlement Date" means, with respect to the Called Principal of any Series 2017 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 of the Note Purchase Agreement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

(c)For the purposes of the Note Purchase Agreement and this First Supplement, Section 1.3(v) of the Note Purchase Agreement is hereby amended to read as follows:
"(v) the minimum principal amount of any Note issued under a Supplement shall be $150,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $150,000 or more;"
(d)For the purposes of the Note Purchase Agreement and this First Supplement, Section 6.1 of the Note Purchase Agreement is hereby amended to read as follows:
"Section 6.1 . Purchase for Investment. (a) Each Purchaser severally represents that (i) it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (ii) it is purchasing the Series 2017 Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their property shall at all times be within such Purchaser's or their control. Each Purchaser understands that the Series 2017 Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2017 Notes.
(b)     Each Purchaser severally represents that it (or its investment manager) has received and reviewed the Disclosure Documents and has been furnished an opportunity to obtain any additional information or documents concerning the Company and its Subsidiaries, and their financial condition, operations, business or properties, necessary or desirable to make an informed decision as to an investment in the Notes. Each Purchaser further represents that such Purchaser (or its investment manager) has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes."

(e)For the purposes of the Note Purchase Agreement and this First Supplement, Section 13.2 of the Note Purchase Agreement is hereby amended to read as follows:
"Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iv)) (and with a copy thereof delivered concurrently to the Registrar), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company's reasonable expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $250,000,provided, that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $250,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1(a) and Section 6.2."

(f)For the purposes of the Note Purchase Agreement and this First Supplement, the terms below have the following meaning with respect to any holder of a Series 2017 Note:
"Mortgage" means any of the following: (1) Laclede Gas Mortgage and Deed of Trust, dated as of February 1, 1945, to UMB Bank & Trust Company, N.A., successor trustee, as amended and supplemented by supplemental indentures and as may be further amended and supplemented from time to time or (2) Amended and Restated Indenture of Mortgage, dated as of September 1, 2011, between Mobile Gas Service Corporation and Regions Bank, as trustee, as amended and supplemented by supplemental indentures and as may be further amended and supplemented from time to time.
"Permitted Liens" means, with respect to any Person, any of the following:
(a)    (i) Liens created pursuant to the Wells Facility (other than as contemplated by (ii) and (iii) below), provided that all obligations of the Company under the Notes shall concurrently be secured equally and ratably with such Indebtedness, (ii) Liens on cash or deposits granted in favor of the Swingline Bank (under the Wells Facility) or the Issuing Bank (under the Wells Facility) to Cash Collateralize (as defined in the Wells Facility) any Defaulting Bank's (under the Wells Facility) participation in Letters of Credit or Swingline Loans (each under the Wells Facility) and (iii) Liens in favor of the Administrative Agent

(as defined in the Wells Facility) with respect to the Cash Collateral Account (as defined in the Wells Facility) and all amounts held therein from time to time as security for Letter of Credit Exposure (as defined in the Wells Facility), and for application to the Company's Reimbursement Obligations (as defined in the Wells Facility);

(b)    Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or environmental laws) (i) not yet due or as to which the period of grace (not to exceed sixty (60) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(c)    Liens in respect of property imposed by law such as materialmen's, mechanics', carriers', warehousemen's, processors' or landlords' and other nonconsensual statutory liens incurred in the ordinary course of business, which (i) are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, no action has been taken to enforce such Liens or such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries;

(d)    Liens arising from good faith performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of such Person's business, including, without limitation, deposits and pledges of funds securing Permitted Commodity Hedging Obligations;

(e)     encumbrances in the nature of zoning restrictions, easements, rights of way or restrictions of record on the use of real property, which in the aggregate do not, in any material respect, impair the use thereof in the ordinary conduct of business;

(f)     Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of the Company and its Subsidiaries;

(g)Liens securing Indebtedness incurred in connection with Capitalized Leases; provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related property and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness;

(h)Liens securing judgments for the payment of money not constituting an Event of Default under Section 11(i) or securing appeal or other surety bonds relating to such judgments;

(i)Liens on property (i) of any Person which are in existence at the time that such Person is acquired pursuant to an Acquisition that constitutes a Permitted Investment and (ii) of the Company or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Company or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Acquisition, purchase or other acquisition, (B) such Liens are not "blanket" or all asset Liens and (C) such Liens do not attach to any other property of the Company or any of its Subsidiaries;

(j)Liens under the Mortgage;

(k)(i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary institution in connection with statutory, common law and contractual rights relating to liens, rights of set-off, recoupment or similar rights with respect to any deposit account or other fund of the Company or any Subsidiary thereof;
(1)    (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(m)     any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company or its Subsidiaries or materially detract from the value of the relevant assets of the Company or its Subsidiaries or (ii) secure any Indebtedness;

(n)    Liens incurred in connection with the Permitted Securitization;

(o)    pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs;

(p)    Liens arising from good faith deposits in connection with or to secure performance of statutory obligation and surety and appeal bonds;

(q)    Liens on the proceeds of assets that were subject to Liens permitted hereunder or on assets acquired with such proceeds as a replacement of such former assets;

(r)    any Lien on any assets securing purchase money Indebtedness or Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring, developing, operating, constructing, altering, repairing or improving all or part of such assets; provided such Lien attached to such asset concurrently with or within ninety

(90) days after the acquisition thereof, completion of construction, improvement or repair, or commencement of commercial operation of such assets;

(s)    Liens constituted by a right of set off or rights over a margin call account, or any form of cash collateral, or any similar arrangement, securing Permitted Commodity Hedging Obligations and/or physical trade obligations;

(t)    Liens not otherwise permitted hereunder securing Indebtedness or other obligations in the aggregate principal amount not to exceed the greater of (i) 15% of Consolidated Net Worth (as determined at the end of the most recently ended fiscal quarter) or (ii) $250,000,000 at any time outstanding, less any amount outstanding under the Permitted Securitization; provided that, notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, grant any Liens securing Indebtedness outstanding under or in relation to any Principal Credit Facility or any private placement document pursuant to which the Company has issued senior notes, whether now existing or existing in the future, pursuant to this subsection (t) unless and until all obligations of the Company under this Agreement and, with respect to the Company only, the Notes, shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation in form and substance reasonably satisfactory to the Required Holders, and

(u)     any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (s) for amounts not exceeding the principal of the indebtedness (including undrawn commitments) secured by the Lien so extended, renewed or replaced; provided that such extension, renewal or replacement Lien is limited to all or part of the same property or assets that were covered by the Lien extended, renewed, or replaced (plus improvements on such property or assets);
provided, however, notwithstanding the foregoing, Permitted Liens shall not include (1) other than the Permitted Securitization, Liens on the accounts receivable of the Company and its Subsidiaries generated from the sale of natural gas, (2) Liens on the natural gas inventory of the Company and its Subsidiaries, (3) Liens imposed by ERISA, the creation of which would result in an Event of Default under Section 11(j) and (4) Liens on any of the common stock of any Subsidiary of the Company."
"Wells Facility" means the Loan Agreement, dated as of December 14, 2016, as it may be amended from time to time, amongst the Company, Alabama Gas Corporation, an Alabama corporation, Laclede Gas, the banks from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent for the banks.
(g)     For the purposes of the Note Purchase Agreement and this First Supplement, the terms "Laclede Gas Loan Agreement" and "Alagsco Loan Agreement" are hereby deleted as it relates to any holder of a Series 2017 Note.
7.    For clarity and in addition to any other rights of the Series 2017 Notes, it is acknowledged and agreed that so long as any Series 2017 Notes remain outstanding, in the event the Company is required to offer to prepay any Notes pursuant to Section 8.7 of the Note Purchase Agreement, the Company shall also be required to make such offer pursuant to Section 8.7 of the Note Purchase Agreement to the holders of the Series 2017 Notes.

8.    Each Purchaser severally represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2017 Notes by such Purchaser.

9.    Subject to the terms of this First Supplement, the Company and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.
The execution hereof shall constitute a contract between the Company and the Purchaser(s) for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

This First Supplement is hereby accepted and agreed to as of the date hereof.

SPIRE INC.

By:	/s/ Lynn D. Rawlings
	Name:	Lynn D. Rawlings
	Title:	Vice President, Treasurer and
Assistant Corporate Secretary

This First Supplement is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTAL LIFE INSURANCE
COMPANY

By:	Northwestern Mutual Investment
Management Company, LLC,
its investment advisor

By:	/s/ Bradley T. Kunath
	Name:	Bradley T. Kunath
	Title:	Managing Director

THE NORTHWESTERN MUTAL LIFE INSURANCE
COMPANY FOR ITS GROUP ANNUITY
SEPARATE ACCOUNT

By:	/s/ Bradley T. Kunath
	Name:	Bradley T. Kunath
	Title:	Authorized Representative

This First Supplement is hereby accepted and agreed to as of the date hereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY
COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW
YORK

By:	Voya Investment Management LLC, as
Agent

By:	/s/ Fitzhugh L. Wickham III
	Name:	Fitzhugh L. Wickham III
	Title:	Vice President

IBM PERSONAL PENSION PLAN TRUST
By:	Voya Investment Management Co. LLC, as
Agent

By:	/s/ Fitzhugh L. Wickham III
	Name:	Fitzhugh L. Wickham III
	Title:	Vice President

NN LIFE INSURANCE COMPANY LTD.
By:	Voya Investment Management LLC, as
Attorney in fact

By:	/s/ Fitzhugh L. Wickham III
	Name:	Fitzhugh L. Wickham III
	Title:	Vice President

This First Supplement is hereby accepted and agreed to as of the date hereof.

Horizon Blue Cross and Blue Shield NJ
By:	AllianceBernstein LP, its Investment Advisor

By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Senior Vice President

AXA Equitable Life Insurance Company

By:	/s/ Amy Judd
	Name:	Amy Judd
	Title:	Investment Officer

CONNECTICUT GENERAL LIFE INSURANCE
COMPANY
By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Christopher D. Potter
	Name:	Christopher D. Potter
	Title:	Managing Director

CIGNA HEALTH AND LIFE INSURANCE COMPANY
By:	Cigna Investments, Inc. (authorized agent)

By:	/s/ Christopher D. Potter
	Name:	Christopher D. Potter
	Title:	Managing Director

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By:	/s/ Lauren Soulis
	Name:	Lauren Soulis
	Title:	Vice President

This First Supplement is hereby accepted and agreed to as of the date hereof.

ZURICH AMERICAN LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Lauren Soulis
	Name:	Lauren Soulis
	Title:	Vice President

THE GURADIAN LIFE INSURANCE COMPANY OF
AMERICA

By:	/s/ Amy Carroll
	Name:	Amy Carroll
	Title:	Director

GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Stuart Shepetin
	Name:	Stuart Shepetin
	Title:	Investment Officer

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President, Senior Managing
Director

This First Supplement is hereby accepted and agreed to as of the date hereof.

PROVIDENT LIFE AND ACCIDENT INSURANCE
COMPANY

By:	Provident Investment Management, LLC
Its:	Agent

By:	/s/ Ben Vance
	Name:	Ben Vance
	Title:	Vice President, Senior Managing
Director

MODERN WOODMEN OF AMERICA

By:	/s/ Brett M. Vance
	Name:	Brett M. Vance
	Title:	Treasurer & Investment Manager

AMERICAN UNITED LIFE INSURANCE
COMPANY

By:	/s/ David M. Weisenburger
	Name:	David M. Weisenburger
	Title:	VP, Fixed Income Securities

CMFG LIFE INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

By:	/s/ Jason Micks
	Name:	Jason Micks
	Title:	Director, Investments

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	PRINCIPAL AMOUNT OF SERIES 2017 NOTES TO BE PURCHASED $14,850,000

I.
All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.
Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company.

E-mail: payments@northwesternnzutual.com
Phone: (414) 665-1679

II.
All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

III.
All other communications shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com
Facsimile: (414) 625-7643

IV.	Address for delivery of Notes and closing documents: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
V.	Tax Identification No.: 39-0509570

SCHEDULE A
(to First Supplement)

NAME AND ADDRESS OF PURCHASER THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY FOR ITS GROUP ANNUITY SEPARATE ACCOUNT	PRINCIPAL AMOUNT OF SERIES 2017 NOTES TO BE PURCHASED $150,000

I.
All payments on account of Notes held by such Purchaser shall be made by wire transfer of immediately available funds, providing sufficient information to identify the source of the transfer, the amount of the dividend and/or redemption (as applicable) and the identity of the security as to which payment is being made.
Please contact our Treasury & Investment Operations Department to securely obtain wire transfer instructions for The Northwestern Mutual Life Insurance Company for its Group Annuity Separate Account.

E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

II.
All notices with respect to confirmation of payments on account of the Notes shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Investment Operations
E-mail: payments@northwesternmutual.com
Phone: (414) 665-1679

III.
All other communications shall be delivered or mailed to:
The Northwestern Mutual Life Insurance Company
for its Group Annuity Separate Account
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
E-mail: privateinvest@northwesternmutual.com
Facsimile: (414) 625-7643

IV.	Address for delivery of Notes and closing documents: The Northwestern Mutual Life Insurance Company 720 East Wisconsin Avenue Milwaukee, WI 53202 Attention: Anne T. Brower
V.	Tax Identification No.: 39-0509570

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

VOYA INSURANCE AND ANNUITY COMPANY	$1,250,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
For scheduled principal and interest payments:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
BNF: GLA111566
Attention: Income Collection Department
For further credit to: Voya Ins and Ann Co GEN AC/Acct. 136373
Reference: PPN 84857L A#8
For all payments other than scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
Account No.: 1363738400
Account Name: Voya Ins and Ann Co GEN AC
Reference: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)Address for all notices relating to payments:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyalMCashOperations@Voya.com

(3)	Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 41-0991508

(5)Notes should be sent directly to:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
with a copy to:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
and: opssettlements@voya.com
Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (Voya Ins and Ann Co GEN AC/Acct. 136373) and the following:
The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:
Telephone #:
E-Mail:

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

VOYA INSURANCE AND ANNUITY COMPANY	$2,750,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
For all payments of scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
BNF: GLA111566
Attention: Income Collection Department
For credit to: Voya Ins and Ann Co - SLDI/Acct. 179369
Reference: PPN 84857L A#8
For all payments other than scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS Account No.: 1793698400
Account Name:    Voya Ins and Ann Co - SLDI
Reference: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)Address for all notices relating to payments:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyalMCashOperations@Voya.com

With a copy to:

The Bank of New York
Insurance Trust Dept.
101 Barclay 8 West
New York, NY 10286
Attn.: Bailey Eng
Email: Baileyeng@bankofny.com

(3)Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 41-0991508

(5)Notes should be sent directly to:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
with a copy to:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300 Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
and: opssettlements@voya.com
Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (VOYA Ins and Ann Co-SLDI/Acct. 179369) and the following:
The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:
Telephone #:
E-Mail:

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

RELIASTAR LIFE INSURANCE COMPANY	$750,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
For all payments of scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
BNF: GLA111566
Attention: Income Collection Department
For further credit to: RLIC/Acct. 187035 Reference: PPN 84857L A#8
For all payments other than scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
Account No.: 1870358400
Account Name: RLIC
Reference: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)Address for all notices relating to payments:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyaIMCashOperations@Voya.com

(3)Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 41-0451140

(5)Notes should be sent directly to:

The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
with a copy to:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
and: opssettlements@voya.com
Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (RLIC/Acct. 187035) and the following:
The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:
Telephone #:
E-Mail:

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK	$250,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
For all payments of scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
BNF: GLA111566
Attention: Income Collection Department For further credit to: RLNY/Acct. 187038 Reference: PPN 84857L A#8
For all payments other than scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
Account No.: 1870388400
Account Name: RLNY
Reference: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment,being made.

(2)Address for all notices relating to payments:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyalMCashOperations@Voya.com

(3)Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 53-0242530

(5)Notes should be sent directly to:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
with a copy to:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
and: opssettlements@voya.com
Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (RLNY/Acct. 187038) and the following:
The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:
Telephone #:
E-Mail:

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY	$5,000,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
For all payments of scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
BNF: GLA111566
Attention: Income Collection Department
For further credit to: VRIAC/Acct. 216101 Reference: PPN 84857L A#8
For all payments other than scheduled principal and interest:
The Bank of New York Mellon
ABA#: 021000018 or via SWIFT IRVTUS3NAMS
Account No.: 2161018400
Account Name: VRIAC
Reference: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)Address for all notices relating to payments:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyalMCashOperations@Voya.com

(3)Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 71-0294708

(5)Notes should be sent directly to:
The Depository Trust Company
570 Washington Blvd - 5th floor
Jersey City, NJ 07310
Attn: BNY Mellon/Branch Deposit Department
with a copy to:

Voya Investment Management LLC
5780 Powers Ferry. Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
and: opssettlements@voya.com
Each cover letter accompanying the above Notes should set forth the name of the issuer, a description of the Notes (including the interest rate, maturity date and private placement number), and the name of each purchaser and its account number at The Bank of New York Mellon (VOYA Retiremt Ins and Ann Co/Acct. 216101) and the following:
The contact person at the Issuer of the Notes related to payments on the Notes is:
Name:
Telephone #:
E-Mail:

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

IBM PERSONAL PENSION PLAN TRUST	$2,000,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank, N.A.
ABA # 021-000-021
Account No. 9009000127
Account Name: JPMorgan acct P 68/1/111/IBM Voya Private Placement acct
Ref: Attn: John Kennan
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)Address for all notices relating to payments:
BNYM Mellon Asset Servicing
11486 Corporate Blvd., Suite 200
Orlando, FL 32817-8371
Attn: Operations/Settlements
E-mail: VoyaTradeSupport@bnymellon.com

(3)Address for all other communications and notices:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 13-6353801

(5)    Notes should be sent directly to:
JPMorgan Chase Bank, N.A.
4 Chase Metrotech Center, 3rd Floor
Brooklyn, New York 11245-0001
Attention: Physical Receive Department
Cheryl Brown 718-242-0263
Account No. P 68/1/1/I
Account Name IBM Personal Pension Plan Trust
with a copy to:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
The cover letter accompanying the above Note should set forth the name of the issuer, a description of the Note (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at JPMorgan Chase Bank, N.A. (IBM/ P 68/11171 IBM Voya Private Placement acct).

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

NN LIFE INSURANCE COMPANY LTD.	$3,000,000

(1)All payments on account of Notes held by such purchaser should be made by wire transfer of immediately available funds for credit to:
The Bank of New York Mellon
ABA # 021000018
A/C Ref. GLA 111566
Ref: PPN 84857L A#8
Each such wire transfer should set forth the name of the issuer, the full title (including the coupon rate, issuance date, and final maturity date) of the Notes on account of which such payment is made, and the due date and application (as among principal, premium and interest) of the payment being made.

(2)All notices relating to payments should be sent to the following address:
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Operations/Settlements
Email: VoyaIMCashOperations@Voya.com

(3)All other communications and notices should be sent to the following address:

Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Private Placements
Fax: (770) 690-5342
Email: Private.Placements@Voya.com

(4)Tax Identification No.: 980235087

(5)Notes should be registered in the name of Hare & Co.

(6)	Notes should be sent directly to:
The Depository Trust Company
570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
ATTN: BNY Mellon/Branch Deposit Department
Ref: A/C No. 593258
with a copy to
Voya Investment Management LLC
5780 Powers Ferry Road NW, Suite 300
Atlanta, GA 30327-4347
Attn: Patti Boss
Email: Patti.Boss@voya.com
The cover letter accompanying the above Note should set forth the name of the issuer, a description of the Note (including the interest rate, maturity date and private placement number), and the name of the purchaser and its account number at The Bank of New York Mellon (NN Life Insurance Company/Acct. 5932588400).

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

HORIZON BLUE CROSS AND BLUE SHIELD NJ	$2,000,000

Account (s):     Horizon Blue Cross and Blue Shield NJ
IRS Employer Identification Number:    22-0999690
Delivery Instructions
for direct private placement purchases notes issued in the name of Cudd & Co:
Name and Address
AB Global
1345 Avenue of the Americas, 37th Floor
New York, New York 10105
Attention:Angel Salazar / Cosmo Valente
Telephone Number: 212-969-2491/ 212-969-6384
Manner of Payments and Notices:
All payments shall be made by wire transfer of immediately available funds to:
JP Morgan / Chase ABA No.: 021-000021
For Credit to the Private Income Processing Group
Account Number: 900-9000-200
Account: Horizon Blue Cross and Blue Shield NJ-P60748
Reference: Spire Inc.
Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment.
Notices of Payments and Written Confirmations:
All notices of payments and written confirmations of wire transfers should be sent to:
JP Morgan Chase Manhattan Bank
14201 N. Dallas Parkway
131h Floor
Dallas, Texas 75254-2917
Fax: 469-477-1904

Second Copy of Payments and Written Confirmations:
Horizon Blue Cross and Blue Shield NJ
CIO AB Global
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attention: Angel Salazar / Mei Wong / Cosmo Valente
Telephone #: 212 -969-2491 /-969-2112 / 212-969-6384
Email:    angel.salazar@abglobal.com
cosmo.valente@abglobal.com
mei.wong@abglobal.com
Third Copy of Payments and Written Confirmations:
Horizon Blue Cross and Blue Shield NJ
Three Penn Plaza
PP-15K
Newark, NJ 07105-2200,
Attention: Susan McCarthy-Manager Cash & Investments
Telephone:     973-466-8568 / 973-466-4375
Fax:        973-466-8461
Address for all other Communications:
Horizon Blue Cross and Blue Shield NJ
C/O AB Global
1345 Avenue of the Americas
37th Floor
New York, NY 10105
Attention: Terry McCarthy
Telephone: 212 969-1350
Email: terry.mccarthy@abglobal.com

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

AXA EQUITABLE LIFE INSURANCE COMPANY	$5,000,000

Account (s): AXA Equitable Life Insurance Company
IRS Employer Identification Number:    13-557-0651
Delivery Instructions
for direct private placement purchases notes issued in the name of AXA Equitable Life Insurance Company:
Name and Address
AXA Equitable Life Insurance Company 525 Washington Blvd., 34th Floor Jersey City, New Jersey 07310
Attention:    Lynn Garofalo
Telephone Number: (201) 743-6634
Manner of Payments and Notices:
All payments shall be made by wire transfer of immediately available funds to:
JP Morgan Chase
Account (s): AXA Equitable Life Insurance Company
4 Chase Metrotech Center
Brooklyn, New York 11245
ABA No.: 021-000021
Bank Account: 037-2-417394
Custody Account: G05476
Face Amount: $5,000,000.00
Reference: Spire Inc.
Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment.

Notices of Payments and Written Confirmations:
All notices of payments and written confirmations of wire transfers should be sent to:
AXA Equitable Life Insurance Company
CIO AB Global
1345 Avenue of the Americas
37th Floor
New York, New York 10105
Attention: Cosmo Valente Angel Salazar / Mei Wong
Telephone: 212/969-6384 / 212-969-2491 / 212-969-2112

Email:	cosmo.valente@abglobal.com
angel.salazar@abglobal.com mei.wong@abglobal.com
Address for all other communications:
AXA Equitable Life Insurance Company
C/O AB Global
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attention: Terry McCarthy
Telephone: 212-969-1350
Email: terry.mccarthy@abglobal.com
Group Email: ABPPCompliance@abglobal.com

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

AXA EQUITABLE LIFE INSURANCE COMPANY	$4,000,000

Account (s): AXA Equitable Life Insurance Company
IRS Employer Identification Number:    13-557-0651
Delivery Instructions    ,
for direct private placement purchases notes issued in the name of AXA Equitable Life Insurance Company:
Name and Address
AXA Equitable Life Insurance Company
525 Washington Blvd., 34th Floor
Jersey City, New Jersey 07310
Attention:    Lynn Garofalo
Telephone Number: (201) 743-6634
Manner of Payments and Notices:
All payments shall be made by wire transfer of immediately available funds to:
JP Morgan Chase
Account (s): AXA Equitable Life Insurance Company
4 Chase Metrotech Center
Brooklyn, New York 11245
ABA No.: 021-000021
Bank Account: 910-2-785251
Custody Account: G07126
Face Amount of $4,000,000.00
Reference: Spire Inc.
Each such wire shall show the name of the Company, the Private Placement Number, the due date of the payment being made and, if such payment is a final payment.

Notices of Payments and Written Confirmations:
All notices of payments and written confirmations of wire transfers should be sent to:
AXA Equitable Life Insurance Company
C/O AB Global
1345 Avenue of the America
37th Floor
New York, New York 10105
Attention: Cosmo Valente / Angel Salazar / Mei Wong
Telephone: 212/969-6384 / 212-969-2491 / 212-969-2112

Email:	cosmo.valente@abglobal.com
angel.salazar@abglobal.com mei.wong@abglobal.com
Address for all other communications:
AXA Equitable Life Insurance Company
CIO AB Global
1345 Avenue of the Americas, 37th Floor
New York, NY 10105
Attention: Terry McCarthy
Telephone #: (212 969-1350
Email: terry.mccarthy@abglobal.com
Group Email: ABPPCompliance@abglobal.com

NAME AND ADDRESS OF PURCHASER CONNECTICUT GENERAL LIFE INSURANCE COMPANY	PRINCIPAL AMOUNT OF SERIES 2017 NOTES TO BE PURCHASED $ 500,000 $1,500,000 $ 500,000 $ 500,000 $ 500,000 $3,000,000 $ 500,000 $1,000,000

Name in Which Instrument is to be Registered	CIG & Co.
Payment on Account of Instruments	By Federal Funds Wire Transfer (without deduction for wiring fees) to J.P. Morgan Chase Bank BNF=CIGNA Private Placements/AC=9009001802 ABA# 021000021
Accompanying Information	OBI=[name of company; description of security; interest rate, maturity date; PPN/CUSIP]
Address for Notices Related to Payments
CIG & Co.
c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com
E-Mail: Christopher.Potter@Cigna.com

Address for All Other Notices
CIG & Co.
c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: Cl MFixedIncomeSecurities@Cigna.com
   E-Mail: Christopher.Potter@Cigna.com

Tax Identification Number	13-3574027 (for CIG & Co.)

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

CIGNA HEALTH AND LIFE INSURANCE COMPANY	$3,000,000

Name in Which Instrument is to be Registered	CIG & Co.
Payment on Account of Instruments	By Federal Funds Wire Transfer (without deduction for wiring fees) to J.P. Morgan Chase Bank BNF=CIGNA Private Placements/AC=9009001802 ABA# 021000021
Accompanying Information	OBI=[name of company; description of security; interest rate, maturity date; PPN/CUSIP]
Address for Notices Related to Payments
CIG & Co.
c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com
E-Mail: Christopher.Potter@Cigna.com

Address for All Other Notices
CIG & Co.
c/o Cigna Investments, Inc.
Attention: Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: CIMFixedIncomeSecurities@Cigna.com
   E-Mail: Christopher.Potter@Cigna.com

Tax Identification Number	13-3574027 (for CIG & Co.)

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (PRIF-L)	$5,000,000

Notes to be registered in the name of:

The Guardian Life Insurance Company of America
TAX ID NO. 13-5123390

And deliver to:

JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center -- 3rd Floor
Brooklyn, NY 11245-0001

Reference A/C #G04191, Guardian Life (PRIF-L)

Payment by wire to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G04191, Guardian Life (PRIF-L), CUSIP # 84857L A#8, Spire Inc.

Address for all communications and notices:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Amy Carroll
Investment Department 9-A
FAX # (212) 919-2658
Email address: amy_carroll@glic.com

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (PRIF-L)	$6,000,000
Notes to be registered in the name of:

The Guardian Life Insurance Company of America
TAX ID NO. 13-5123390

And deliver to:

JP Morgan Chase Bank, N.A.
4 Chase Metrotech Center - 3rd Floor
Brooklyn, NY 11245-0001

Reference A/C #G05978, Guardian Life (PRIF-W)

Payment by wire to:

JP Morgan Chase
FED ABA #021000021
Chase/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life (PRIF-W), CUSIP # 84857L A#8, Spire Inc.

Address for all communications and notices:

The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Amy Carroll
Investment Department 9-A
FAX # (212) 919-2658
Email address: amy_carrol@glic.com

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$8,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces
Each such wire transfer shall set forth the name of the Company, a reference to "3.93% Series 2017 Senior Notes, Tranche C, due 2027, Security No. INV12091, PPN 84857L A#8" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:
The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments to:
The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)    Address for Delivery of Notes:

(a)Send physical security by nationwide overnight delivery service to:
PGIM, Inc.
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102
Attention: Michael Iacono - Trade Management manager

(b)Send copy by email to:
Thomas P. Donahue
Email: thomas.donahue@prudential.com
(4)    Tax Identification No.: 22-1211670

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

ZURICH AMERICAN LIFE INSURANCE COMPANY	$3,000,000

Notes/Certificates to be registered in the name of: Hare & Co., LLC

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Bank of New York Mellon
ABA No: 021000018
BNF: I00566
Attn: PP P&I Department
Ref: ZALICO Private Placements
Each such wire transfer shall set forth the name of the Company, a reference to "3.93% Series 2017 Senior Notes, Tranche C, due 2027, PPN 84857L A#8" and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all communications and notices:
Prudential Private Placement Investors, L.P. c/o Prudential Capital Group
2200 Ross Avenue, Suite 4300
Dallas, TX 75201
Attention: Managing Director, Energy Finance Group - Oil & Gas
and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:
Zurich American Life Insurance Company
Attn: Treasury T1-19 1400 American Lane
Schaumburg, IL 60196-1056
Contact: Robert Burne, Vice President-Treasurer Telephone: (847) 762-7328
Facsimile: (847) 313-0807 E-mail: robert.bume@zurichna.com

(3)    Address for Delivery of Notes:

(a)	Send physical security by nationwide overnight delivery service to:
The Depository Trust Company
570 Washington Blvd - 5th floor Jersey City, NJ 07310
Attention: BNY Mellon/Branch Deposit Department
Please include in the cover letter accompanying the Notes a reference to the Purchaser's account number (ZALICO Private Placement Pru; Custody Account Number: 3997208400).

(b)	Send copy by email:
Thomas P. Donahue
Email: thomas.donahue@prudential.com
and
Private.Disbursements@Prudential.com
(4)    Tax Identification No.: 36-3050975

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

GENWORTH LIFE INSURANCE COMPANY	$8,000,000
Tax ID Number:        91-6027719
Register In Nominee Name:    HARE & CO., LLC
Notices:
All notices and communications including original note agreement, conformed copy of the note agreement, amendment requests, financial statements and other general information to be addressed as follows:
Genworth Financial, Inc.
Account: Genworth Life Insurance Company
3001 Summer Street, 4th Floor
Stamford, CT 06905
Attn: Private Placements
Telephone No: (203)708-3300
Fax No: (203)708-3308
If available, an electronic copy is additionally requested. Please send to the following e-
mail address GNW.privateplacements@genworth.com
All corporate actions, including payments and prepayments, should be sent to the above address with copies to
Genworth Financial, Inc.
Account: Genworth Life Insurance Company
3001 Summer Street
Stamford, CT 06905
Attn: Trade Operations
Telephone No: (203)708-3300
Fax No: (203)708-3308
If available, an electronic copy is additionally requested. Please send to the following e-
mail address: GNWInvestmentsOperations@genworth.com
Notices with respect to payments and written confirmation of each such payment, including interest payments, redemptions, premiums, make wholes, and fees should also be addressed as above with additional copies addressed to the following:

The Depository Trust Co
Income Collection Department
P.O. Box 19266
Newark, NJ 07195
Attn: Income Collection Department
Ref: GLIC LILTCNEW Account 364781 CUSIP/PPN & Security Description
P&I Contact: Purisima Teylan - (718) 315-3035
Payments:
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
Bank of New York
ABA #:        021000018
Account #:        GLA111566
SVVI141 Code:     IRVTUS3N
Acct Name:        Income Collection Dept
Attn:            Income Collection Department
Reference:        GLIC    / LILTCNEW
Account #:        364781
CUSIP/PPN & Security Description, and Identify Principal & Interest Amounts
And By Email: treasppbkoffice@genworth.com
Fax:        (804) 662-7777
Physical Delivery of the Notes:
The Depository Trust Co
570 Washington Blvd
BNY Mellon /Branch Deposit Dept 5th FLR
Jersey City, NJ 07310
Ref: GLIC / LILTCNEW Account #364781
DTC Securities:
DTC #:        901
Agent ID #:        26500
Institutional II         26662
Account Name    GLIC / LILTCNEW
Account #:        364781

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

COLONIAL LIFE & ACCIDENT INSURANCE COMPANY	$4,000,000
(Note to be registered in the name of "CUDD & CO.")

(1)	Address all notices regarding payments and all other communications to:
Provident Investment Management, LLC
Private Placements
One Fountain Square.
Chattanooga, Tennessee 37402
Telephone:    (423) 294-1172
Fax:        (423) 209-3781
E-mail:        snbrown@unum.com and a copy to
PrivateCompliance@unum.com

(2)	All payments on account of the Note shall be made by wire transfer of immediately available funds to:
CUDD & CO.
c/o JPMorgan Chase Bank
New York, NY
ABA No. 021 000 021
SSG Private Income Processing
A/C #900-9-000200
Custodial Account No. G08292
Please reference:    Issuer
PPN
Coupon
Maturity
Principal = $______________
Interest = $______________
(3)    Tax Identification Number: 13-6022143 (CUDD & CO.)

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

PROVIDENT LIFE AND ACCIDENT INSURANCE COMPANY	$4,000,000
(Note to be registered in the name of "CUDD & CO.")

(1)	Address all notices regarding payments and all other communications to:
Provident Investment Management, LLC Private Placements
One Fountain Square
Chattanooga, Tennessee 37402
Telephone:    (423) 294-1172
Fax:        (423) 209-3781
E-mail:        snbrown@unum.com and a copy to
PrivateCompliance @unum.com

(2)	All payments on account of the Note shall be made by wire transfer of immediately available funds to:
CUDD & CO.
c/o JPMorgan Chase Bank
New York, NY
ABA No. 021 000 021
SSG Private Income Processing
A/C #900-9-000200
Custodial Account No. G06704
Please reference:    Issuer
PPN
Coupon Maturity
Principal = $
Interest = $
(3)    Tax Identification Number: 13-6022143 (CUDD & CO.)

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

MODERN WOODMEN OF AMERICA	$4,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
ABA No. 071-000-152
Account Name: Modern Woodmen of America
Account No. 84352
Each such wire transfer shall set forth the, name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN No. 84857L A#8 and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:
Modern Woodmen of America
Attn: Investment Accounting Department
1701 First Avenue
Rock Island, IL 61201
Fax: (309) 793-5688

(3)	Address for all other communications and notices:

Modern Woodmen of America
Attn: Investment Department
1701 First Avenue
Rock Island, IL 61201
investments@modern-woodmen.org Fax: (309) 793-5574

(4)	Tax Identification Number:

36-1493430

(5)	DTTP Number: (Double Taxation Treaty Passport-U.K.)
13/A/30024/DTTP
(Passport valid until June 22, 2020)

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

AMERICAN UNITED LIFE INSURANCE COMPANY	$4,000,000
The original note(s) should be sent to:
The Depository Trust Company
Attn: BNY Mellon/Branch Deposit Dept.
Acct # 186683 American United Life Ins. Co.
570 Washington Blvd. - 5th Floor
Jersey City, NJ 07310
Please send all POST-CLOSING documentation to:
American United Life Insurance Company
Attn: Mike Bullock, Securities Department
One American Square, Suite 1017
Post Office Box 368
Indianapolis, IN 46206
mike.bullock@oneamerica.com
Payment:    Spire Inc. shall make payment of principal and interest on the note(s) in immediately available funds by wire transfer to the following bank account:
AMERICAN UNITED LIFE INSURANCE COMPANY
Bank of New York
ABA #: 021000018
Credit Account: GLA111566
Account Name: American United Life Insurance Company
Account #: 186683
P & I Breakdown: (Insert)
Re: (Insert CUSIP/PPN and credit name here)
Payments should contain sufficient information to identify the breakdown of principal and interest and should identify the full description of the note(s) and the payment date.
The United States Tax I.D. Number of American United Life Insurance Company is 35-0145825.

PRINCIPAL AMOUNT OF
NAME AND ADDRESS OF PURCHASER	SERIES 2017 NOTES TO BE
PURCHASED

CMFG LIFE INSURANCE COMPANY	$2,000,000
Nominee name TURNKEYS & CO
NOTE DELIVERY INSTRUCTIONS:
All Securities Being Purchased Should Be Registered In (See Nominee Name) and Notes
Delivered To:
DTCC
Newport Office Center
570 Washington Blvd
Jersey City, NJ 07310
5th floor / NY Window / Robert Mendez
FBO: State Street Bank & Trust for ZTAV
WIRING INSTRUCTIONS:
ABA: 011000028
Bank: State Street Bank
Account Name: CMFG Life Members Zone
DDA #: 1026-256-6
REFERENCE FUND:ZTAV
Nominee Name: TURNKEYS & CO
CMFG Life Insurance Company TAX ID#: 39-0230590
TURNKEYS & CO TAX ID#: 03-0400481
All notices of payments, wires, audit confirmations, compliance and Financials shall be EMAILED to:

EMAIL: DS-PrivatePlacements@cunamutual.com

All Legal communication shall be EMAILED to:

EMAIL: DS-PrivatePlacements@cunamutual.com
EMAIL: Megan.Arrogante@cunamutual.com

CLOSING CONDITIONS
Section 4.1. Representations and Warranties. The representations and warranties of the Company in the Note Purchase Agreement as supplemented by the First Supplement shall be correct when made and at the time of the Closing.
Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in the Note Purchase Agreement as supplemented by the First Supplement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Series 2017 Notes (and the application of the proceeds thereof as contemplated by Section 5.14 of Exhibit B of the First Supplement), no Default or Event of Default shall have occurred and be continuing.
Section 4.3. Compliance Certificates. (a) Officer's Certificate. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 of this Exhibit A have been fulfilled.
(b)    Secretary's Certificate. The Company shall have delivered to such Purchaser a certificat of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to (i) the resolutions attached thereto and (ii) other corporate proceedings relating to the authorization, execution and delivery of the Series 2017 Notes and the First Supplement.
Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Stinson Leonard Street LLP, counsel for the Company, covering the matters set forth in Exhibits 4.4(a) and 4.4(b) of the Note Purchase Agreement and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), and (b) from Chapman and Cutler LLP, the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c) of the Note Purchase Agreement and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser's purchase of the Series 2017 Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) (assuming the preparation, execution, delivery and filing of the applicable Federal Reserve Board forms, if required) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as such

EXHIBIT A
(to First Supplement)

Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2017 Notes to be purchased by it at the Closing as specified in Schedule A of the First Supplement.
Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1 of the Note Purchase Agreement, the Company shall have paid on or before the Closing the reasonable accrued but unpaid fees, charges and disbursements of the Purchasers' special counsel referred to in Section 4.4 of this Exhibit A to the extent reflected in a detailed statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Series 2017 Notes.
Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 of the First Supplement, except as permitted under Section 10.2 of the Note Purchase Agreement.
Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the bank and account information specified in Section 3, including (i) the name and address of the transferee bank, (ii) such bank's ABA number and (iii) the account name and number into which the purchase price for the Series 2017 Notes is to be deposited.
Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by the Note Purchase Agreement as supplemented by the First Supplement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SUPPLEMENTAL REPRESENTATIONS
The Company represents and warrants to each Purchaser that:
Section 5.1. Organization; Power and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to execute and deliver the First Supplement and the Series 2017 Notes and to perform the provisions hereof and thereof.
Section 5.2. Authorization, Etc. The First Supplement and the Series 2017 Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Note Purchase Agreement as supplemented by the First Supplement constitutes, and upon execution and delivery thereof each Series 2017 Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether' such enforceability is considered in a proceeding in equity or at law).
Section 5.3. Disclosure. The Company, through its agents, J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., has delivered to each Purchaser a copy of a Confidential Private Placement Memorandum, dated February 2017 (the "Memorandum"), relating to the transactions contemplated by the First Supplement. The Note Purchase Agreement, the First Supplement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated by the Note Purchase Agreement and the First Supplement and identified in Schedule 5.3 to the First Supplement, and the financial statements listed in Schedule 5.5 to the First Supplement (the Note Purchase Agreement, the First Supplement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to March 9, 2017 being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, budgets and other estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. Except as disclosed in the Disclosure Documents, since September 30, 2016, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

EXHIBIT B
(to First Supplement)

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the First Supplement is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock outstanding owned by the Company and each other Subsidiary.

(b)    All of the outstanding Capital Stock of each Subsidiary shown in Schedule 5.4 to the First Supplement as being owned by the Company and its Subsidiaries have been validlyissued, are fully paid and nonassessable (except as limited to the extent set forth in each Subsidiary's organizational documents) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4 to the First Supplement).

(c)Each Subsidiary    in Schedule 5.4 to the First Supplement is a corporation or other legal entity duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5 to the First Supplement. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnote disclosures). As of the date of the execution and delivery of the First Supplement, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents. As of the date of Closing, the Company and its Subsidiaries will not have any Material liabilities that are not disclosed on the financial statements included, or are not otherwise disclosed in, the Company's then most recent Form 10-Q or, as applicable, the Form 10-K filed with the SEC or as otherwise disclosed in any other report filed with the SEC.
Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution and delivery of the Series 2017 Notes and the First Supplement and the performance by the Company of the requirements of the Series 2017 Notes and the Note Purchase Agreement as supplemented by the First Supplement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any Material order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate, in any Material respect, any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of the First Supplement or the Series 2017 Notes that has not already been obtained.
Section 5.8. Litigation; Observance of Statutes and Orders. (a) Except as disclosed under "Item 1. Legal Proceedings" in Part II of the Company's most recent Form 10-Q included as part of the Disclosure Documents, there are no actions, suits or other legal proceedings pending or, to the actual knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and (ii) to the actual knowledge of the Company, there are no audits or investigations by any Governmental Authority pending or threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is (i) in default 'under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16 of this Exhibit A), which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 5.9. Taxes. The Company and its Subsidiaries have filed all Material income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended September 30, 2011.

Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective owned Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 of this Exhibit A or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by the Note Purchase Agreement as supplemented by the First Supplement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.
Section 5.11. Licenses, Permits, Etc. The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.
Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan (other than Multiemployer Plans) in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), except for such instances of liability as have not resulted in and would not reasonably be expected to result in a Material Adverse Effect and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, reasonably expected to result in a Material Adverse Effect.

(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than an amount that would be reasonably expected to result in a Material Adverse Effect. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

(c)     The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would be reasonably expected to result in a Material Adverse Effect.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards

Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not expected to have a Material Adverse Effect.
(e)    The execution and delivery of the First Supplement and the issuance and sale of the
Series 2017 Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA (for which an exemption under section 408 of ERISA does not apply) or in connection with which a tax would be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such. Purchaser's representation in Section 6.2 of the Note Purchase Agreement as to the sources of the funds used to pay the purchase price of the Series 2017 Notes to be purchased by such Purchaser.
Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2017 Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 32 other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series 2017 Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2017 Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2017 Notes as described in the "Summary of Proposed Terms and Conditions" in the Memorandum. No part of the proceeds from the sale of the Series 2017 Notes under the First Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 15 % of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 15% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Indebtedness. (a) Except as described therein, Schedule 5.15 to the First Supplement sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of March 15, 2017 (including a description of the obligors, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries (other than as permitted hereunder). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $25,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as specifically indicated in Schedule 5.15 to the First Supplement.
Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by ,the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company's knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Series 2017 Notes hereunder:

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18. No Subsidiary Guarantors. As of the date hereof, there are no Subsidiaries that have an outstanding Guaranty with respect to any Indebtedness of the Company under any Principal Facility, or are a borrower under, co-obligor on, or jointly liable with respect to, any such Indebtedness outstanding under a Principal Credit Facility.

[FORM OF SERIES 2017 NOTE]
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY, OTHER APPLICABLE JURISDICTION.
3.93% SERIES 2017 SENIOR NOTE, TRANCHE C, DUE MARCH 15, 2027

No. [_____] $[________]	[Date] PPN 84857L A#8

FOR VALUE RECEIVED, the undersigned, SPIRE INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Missouri, hereby promises to pay to [_________], or its registered assigns, the principal sum of [_________] DOLLARS (or so much thereof as shall not have been prepaid) on March 15, 2027, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.93% per annum from the date hereof, payable semi-annually, on the 15th day of March and September in each year, commencing, with the 15 March or 15 September next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount, payable semi-annually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 5.93% and (ii) 2.0% over the rate of interest publicly announced by Chase Bank N.A., from time to time in New York, New York as its "base" or "prime" rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at UMB Bank & Trust, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to a First Supplement to the Master Note Purchase Agreement, dated June 20, 2016 (as from time to time amended, restated and supplemented, the "Note Purchase Agreement"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the provisions of the Note Purchase Agreement, including, without limitation, the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representations set forth in Section 6.1 (except, in the case of a subsequent transferee, only Section 6.1(a)) and Section 6.2 of

EXHIBIT I
(to First Supplement)

the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.
This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

SPIRE INC.

By
Name:
Title

DISCLOSURE MATERIALS

1.Confidential Private Placement Memorandum, dated February 2017.

2.Private Placement Presentation dated March 1, 2017.

SCHEDULE 5.3
(to First Supplement)

SUBSIDIARIES OF THE COMPANY AND
OWNERSHIP OF SUBSIDIARY STOCK

Name	Jurisdiction of Organization	Percent of Capital Stock Owned by Parent	Parent Entity
Alabama Gas Corporation	Alabama	100%	Spire Inc.
EnergySouth Inc.	Delaware	100%	Spire Inc.
Laclede Gas Company	Missouri	100%	Spire Inc.
Laclede Development Company	Missouri	100%	Spire Inc.
Laclede Insurance Risk Services, Inc.	South Carolina	100%	Spire Inc.
Laclede Investment LLC	Missouri	100%	Spire Inc.
Laclede Oil Services, LLC	Missouri	100%	Laclede Development Company
Laclede Pipeline Company	Missouri	100%	Spire Inc.
Laclede Venture Corp.	Missouri	100%	Laclede Development Company
Mobile Gas Service Corporation	Alabama	100%	EnergySouth, Inc
Spire Marketing Inc.	Missouri	100%	Laclede Investment LLC
Spire Midstream LLC	Missouri	100%	Spire Resources LLC
Spire Resources LLC	Missouri	100%	Spire Inc.
Spire STL Pipeline LLC	Missouri	100%	Spire Midstream LLC
Shared Services Corporation	Missouri	100%	Spire Inc.
Spire Storage Inc.	Missouri	100%	Spire Marketing, Inc.
Wilmutt Gas & Oil Company	Mississippi	100%	EnergySouth, Inc

SCHEDULE 5.4
(to First Supplement)

FINANCIAL STATEMENTS
Spire Inc.        Annual Report on Form 10-K for the year ended September 30, 2016
Quarterly Report on form 10-Q for the quarter ended December 31, 2016
Alabama Gas        Annual Report on Form 10-K for the year ended September 30, 2016
Corporation        Quarterly Report on Form 10-Q for the quarter ended December 31, 2016
Laclede Gas        Annual Report on Form 10-K for the year ended September 30, 2016
Company        Quarterly Report on Form 10-Q for the quarter ended December 31, 2016
SCHEDULE 5.5
(to First Supplement)

EXISTING INDEBTEDNESS
Long-Term Debt as of 12/31/16*

Issue Date	Maturity	Par (000)	Coupon

Laclede Gas Company, First Mortgage Bonds [1]
8/13/13	8/15/18	$100,000	2.000%
4/28/04	5/1/19	50,000	5.500%
3/15/13	3/15/23	55,000	3.000%
8/13/13	8/15/23	250,000	3.400%
3/15/13	3/15/28	45,000	3.400%
6/1/99	6/1/29	25,000	7.000%
9/21/00	9/15/30	30,000	7.900%
4/28/04	5/1/34	100,000	6.000%
6/9/06	6/1/36	55,000	6.150%
8/13/13	8/15/43	100,000	4.625%
		$810,000
Alabama Gas Corp., Unsecured Notes
12/1/15	12/1/45	$80,000	4.310%
1/14/05	1/15/20	40,000	5.200%
12/22/11	12/22/21	50,000	3.860%
9/15/15	9/15/25	35,000	3.210%
1/15/07	1/15/37	45,000	5.900%
		$250,000

Spire Inc., Unsecured Notes and Equity Units
8/19/14	8/15/19	$125,000	2.550%
6/11/14	4/1/22	143,750	6.750%
12/14/12	12/15/22	25,000	3.310%
8/19/14	8/15/44	250,000	4.700%
9/9/16	9/1/21	35,000	2.520%
9/9/16	9/1/26	130,000	3.130%
		$708,750

Mobile Gas Service Corporation, First Mortgage Bonds [1]
9/30/2011	9/30/2021	$20,000	4.140%
9/30/2011	9/30/2031	42,000	5.000%
		$62,000

Willmut Gas & Oil Company, Bank Loan
12/30/2013	12/31/2018	5,000	3.100%

Total Long-term Debt		$ 1.835,750

SCHEDULE 5.15
(to First Supplement)

Short-Term Debt as of 12/31/16
Short-term borrowings
Laclede Gas Co. commercial paper [2]	$312,850
Alabama Gas Corp. bank line borrowings [2]	102,500
Spire Inc. bank line borrowings [2]	91,000
$506,350
Current portion of Spire long-term debt	$250,000
8/19/14 8/15/17 3L+0.75%

Total Short-term Debt	$756,350

Grand total, existing indebtedness	$ 2,592,100

[1]	Substantially all of the plant of Laclede Gas Company and Mobile Gas Service Corporation are subject to the liens of their respective first mortgage bond indentures.

[2]
The following banks participated in the credit facility that underlay the Laclede Gas commercial paper program and provided short-term advances to Alabama Gas and Spire: Wells Fargo Bank, National Association, as Administrative Agent; U.S. Bank National Association; JPMorgan Chase Bank, N.A.; Bank of America, N.A.; Morgan Stanley Bank, N.A.; Credit Suisse AG, Cayman Islands Branch; Royal Bank of Canada, Regions Bank, TD Bank, N.A.; Commerce Bank, Stifel Bank & Trust.

* Activity since 12/31/16 includes:

–	On or about February 27, 2017, the Company replaced $143.75 million of subordinated notes with $150 million of senior notes, as disclosed in the Company's 8-K filed on February 27, 2017.

–	On March 10, 2017, the Company redeemed 100% of its $250 million floating rate notes due August 15, 2017 (shown above under "Current portion of Spire long-term debt").

–
The above two actions increased the Company's short-term borrowings by $243.75 million, offset by about $75 million in cash generated by normal business activity between December 31, 2016 and March 10, 2017, and will be further offset by the issuance of $143.75 million of common equity on April 3, 2017 due to the settlement of the Company's equity units.

–	The Laclede Gas Company commercial paper program was terminated, and the Company established a commercial paper program.
Under the Company's Loan Agreement dated December 14, 2016 with Wells Fargo Bank, National Association, as administrative agent, the Company must maintain a consolidated capitalization ratio (as defined therein) of no more than 70%.
Under the Company's Note Purchase Agreement dated August 3, 2012 with the purchasers named therein, the Company must maintain a consolidated capitalization ratio (as defined therein) of no more than 70%.
Under the Note Purchase Agreement, as supplemented by the First Supplement, the Company must maintain a Consolidated Capitalization Ratio of no more than 70%.
SCHEDULE 5.15
(to First Supplement)

Guaranties

Laclede Development Corp. has guaranteed the obligations of Cornell Investment Company under the terms of a real estate loan from Bank of Springfield and E.L. Wolff, Trustee, with the outstanding obligation as of December 31, 2016 being approximately $1.378 million.

SCHEDULE 5.15
(to First Supplement)